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Exhibit 23.1

Consent of Independent Registered Certified Public Accountants

        We consent to inclusion in the Registration Statement on Form SB-2 of Li Chuan Group, Inc., a Colorado corporation, along with its two subsidiaries, Liaoning Jiadi Group Real Estate Development Limited and Liaoning Dong Ya Hui Fung Automobile Trading Limited, of our report dated June 29, 2005, relating to the financial statements of this company for the years ended September 30, 2003 and 2004.

        We also consent to the reference to us under the caption "Experts" in the registration statement.

/s/ ARTHUR LI, YAU & LEE CPA LIMITED
Dated: August 5, 2005

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Consent of Independent Registered Certified Public Accountants